CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated December 31, 2007, relating to the financial statements of China Ascendance Acquisition Corp. and to the reference to our Firm under the caption “Experts” in the Prospectus.

New York, New York
January 25, 2008
/s/ Rothstein, Kass & Company, P.C.